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                                                                     EXHIBIT 4.2

                                CENTERPOINT BANK
                             1989 STOCK OPTION PLAN


                  The purposes of the Centerpoint Bank 1989 Stock Option Plan (the "Plan") are to encourage eligible Directors and employees of Centerpoint Bank (the "Bank") and any subsidiary in which the Bank owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock ("Subsidiary"), including officers who are employees, to increase their efforts to make the Bank and each Subsidiary more successful, to provide an additional inducement for such individuals to remain with the Bank or a Subsidiary, to reward such individuals by providing the opportunity to acquire the common stock, par value $1.00 per share, of the Bank (the "Common Stock") on favorable terms and to provide a means through which the Bank may attract able persons to enter the employ of the Bank or its Subsidiaries.


                                    SECTION 1
                                 Administration

                  The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Bank (the "Board") and consisting of not less than three members of the Board, none of whom shall be eligible to participate in the Plan while a Committee member and none of whom was at any time within one year prior to the time such person exercises discretion in the administration of the Plan eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Bank or any of its affiliates (as such term is defined in regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Bank or any of its affiliates.

                  The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the Plan as it shall deem necessary or advisable for the administration of the Plan consistent with the purposes of the Plan.

                  The Committee shall keep records of actions taken at its meetings, a majority of the Committee members shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.




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                                    SECTION 2
                                   Eligibility

                  The Directors of the Bank (other than those serving on the Committee) or any Subsidiary and those employees ("Key Employees") of the Bank or any Subsidiary who share the primary responsibility for the management, growth or protection of the business of the Bank or any Subsidiary shall be eligible to receive stock options and/or stock appreciation rights as described herein. Only Key Employees shall be eligible to receive incentive stock options as described herein.

                  Subject to the provisions of the Plan, the Committee shall have the full and final authority to grant stock options and/or stock appreciation rights as described herein and, in its discretion, to determine the individuals to whom stock options and/or stock appreciation rights shall be granted and the number of shares to be covered by each stock option and/or stock appreciation right. In determining the eligibility of any individual, as well as in determining the number of shares covered by each stock option and/or stock appreciation right, the Committee shall consider the position and the responsibilities of the individual being considered, the nature and value to the Bank or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Bank or a Subsidiary and such other factors as the Committee may deem relevant.


                                    SECTION 3
                       Shares Available for Stock Options
                          and Stock Appreciation Rights

                  The aggregate number of shares of the Common Stock which may be issued or delivered under the Plan is 120,000 shares, as constituted at the time of adoption of the Plan by the Board, subject to adjustment and substitution as set forth in Section 6 herein. The shares may be either authorized but unissued shares or treasury shares or partly each, as shall be determined by the Board.

                  If any stock option or stock appreciation right granted under the Plan is cancelled in full, the shares subject to such stock option or stock appreciation right shall again be available for the purposes of the Plan except that, to the extent that an alternative stock appreciation right granted in conjunction with a stock option is exercised, the number of shares thereby made available for purposes of the Plan shall he reduced by the number of shares, if any, delivered in exchange for the surrender of the related unexercised option.



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                                    SECTION 4
              Grant of Stock Options and Stock Appreciation Rights

                  The Committee shall have the authority, in its discretion, to grant "incentive stock options" pursuant to Section 422A of the Internal Revenue Code of 1986, as the same may from time to time be amended (the "Code") or to grant "nonstatutory stock options" (stock options which do not qualify under section 422A of the Code), or to grant both types of stock options (but not in tandem). The Committee also shall have the authority, in its discretion, to grant stock appreciation rights in addition to nonstatutory stock options with the effect provided in Section 5(D) herein, to grant alternative stock appreciation rights in conjunction with nonstatutory stock options or incentive stock options with the effect provided in Section 5(E) herein, or to grant stock appreciation rights without related stock options with the effect provided in
Section 5(F) herein.

                  The aggregate fair market value, determined as of the date of grant and as set forth in Section 5(J) herein, of all shares issuable upon exercise of all incentive stock options which become exercisable by a Key Employee for the first time during an calendar year under all plans of the Bank employing such Key Employee, any parent or a Subsidiary of the Bank and any predecessor corporation of any such corporation, shall not exceed $100,000.


                                    SECTION 5
                      Terms and Conditions Of Stock Options
                        and/or Stock Appreciation Rights

                  Stock options and stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

                           A.       The purchase price at which each stock
option may be exercised (the "Option Price") shall be such price (either greater than the same as, or less than the fair market value per share of the Common Stock on the date of grant) as the Committee, in its absolute discretion, shall determine but (i) in the case of incentive stock options granted to a Key Employee who together with the members of his immediate family owns, or may be deemed to own, beneficially, more than 10% of the outstanding voting securities of the Bank (as the terms "immediate family" and "beneficial ownership" are defined under the Exchange Act), shall not be less than one hundred and ten percent (110%) of the fair market value per share of the shares of Common Stock covered by the stock option an the date of grant, (ii) in the case of incentive stock options, shall not be less than one hundred percent (100%) of the fair market value per share of the shares of Common Stock covered by the stock option on the date of grant, and (iii) in the case of nonstatutory stock options, shall not be less than one hundred percent (100%) of the fair market value per share of the shares of Common Stock covered by the stock option on the date of grant. If stock appreciation rights are granted without a related stock option, the Committee, in its absolute discretion, shall determine the base price per share for such stock appreciation rights (the "base price") which shall not be less than one hundred percent (100%)

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of the fair market value per share of the Common Stock on the date of grant. In exercising its discretion, the Committee shall take into account the fair market value of the Common Stock, the book value of the Common Stock, the nature and value to the Bank of the Director's or Key Employee's service and such other factors as the Committee may deem relevant. For purposes of this Section 5(A), fair market value shall be determined as set forth in Section 5(J) herein.

                           B.       The option price is to be paid in full in
cash upon the exercise of a stock option; provided, however, that in lieu of cash an individual may, if authorized by the Committee at the time of grant, exercise a stock option by tendering to the Bank shares of Common Stock owned by the individual and having a fair market value on the date of exercise, determined as set forth in Section 5(J) herein, equal to the option price. The provisions of this Section 5(B) shall not preclude the payment of the option price of a stock option by any other legally permissible method specifically approved by the Committee. No shares shall be issued or delivered upon exercise of a stock option until payment of the option price in full has been made. When payment of the option price in full has been made, the optionee shall be considered for all purposes to be the owner of the shares with respect to which payment has been made.

                           C.       No stock option or stock appreciation right
shall be exercisable during the first six months of its term (except that this limitation shall not apply if the optionee dies or becomes a Disabled optionee, as defined in Section 5(H) herein, and is voluntarily terminated with the consent of the Bank or a Subsidiary during such six-month period). No nonstatutory stock option shall be exercisable after the expiration of ten years and six months from the date of grant. No incentive stock option (or alternative stock appreciation rights granted in conjunction with an incentive stock option) shall be exercisable after the expiration of ten years from the date of grant. No alternative stock appreciation rights granted in conjunction with an incentive stock option shall be exercisable until the then fair market value of the Common Stock, determined as set forth in Section 5(J) herein, exceeds the option price. Except as provided in this Section 5(C) and in Section 5(H) herein, stock options or stock appreciation rights may be exercised at such times, in such amounts and subject to such restrictions as shall be determined by the Committee.

                           D.       If stock appreciation rights are granted in
addition to a nonstatutory stock option, such stock appreciation rights shall entitle the optionee upon exercise of the related stock option, or any portion thereof, to receive from the Bank (in addition to the shares to be received upon exercise of the related stock option) that number of shares of the Common Stock having an aggregate fair market value on the date of exercise of the related stock option equal to the excess of the fair market value of one share of the Common Stock on such date of exercise over the option price per share of such related stock option times the number of shares covered by the related stock option, or portion thereof, which is exercised. No fractional shares shall be issued but instead, except as provided below, cash shall be paid in lieu of any fractional shares. The Committee shall have the authority, in its discretion, to determine that the obligation of the Bank shall be paid in cash, or part in cash and part in shares except that the Committee shall not pay to any Director or Key Employee subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") any portion of

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the Bank's obligation in cash (including cash in lieu of a fractional share)
unless such related stock option is exercised during the period beginning on the third and ending on the twelfth business day following the date of release for publication of the Bank's quarterly or annual summary statements of income. For purposes of this Section 5(D), fair market value shall be determined as set forth in Section 5(J) herein.

                           E.       If alternative stock appreciation rights are
granted in conjunction with a nonstatutory or incentive stock option, such stock-appreciation rights shall be exercisable only to the extent that the related stock option is exercisable. Such alternative stock appreciation rights shall entitle the optionee to surrender unexercised the related stock option, or any portion thereof, and to receive from the Bank in exchange therefor that number of shares of the Common Stock having an aggregate fair market value on the date of exercise of the alternative stock appreciation rights equal to the excess of the fair market value of one share of the Common Stock on such date of exercise over the option price per share times the number of shares covered by the stock option, or portion thereof, which is surrendered. No fractional shares shall be issued but instead, except as provided below, cash shall be paid in lieu of any fractional shares. The Committee shall have the authority, in its discretion, to determine that the obligation of the Bank shall be paid in cash, or part in cash and part in shares except that the Committee shall not pay to any Director or Key Employee subject to the provisions of section 16(b) of the Exchange Act any portion of the Bank's obligation in cash (including cash in lieu of a fractional share) unless such alternative stock appreciation rights are exercised during the period beginning on the third and ending on the twelfth business day following the date of release for publication of the Bank's quarterly or annual summary statements of income. For the purposes of this
Section 5(E) fair market value shall be determined as set forth in Section 5(J) herein.

                           F.       If stock appreciation rights are granted
without a related stock option, such stock appreciation rights shall entitle the Director or Key Employee to receive from the Bank that number of shares of the Common Stock having an aggregate fair market value on the date of exercise of the stock appreciation rights equal to the excess of the fair market value of one share of the Common Stock on such date of exercise over the base price per share of such stock appreciation rights times the number of shares covered by the stock appreciation rights. No fractional shares shall be issued but instead, except as provided below, cash shall be paid in lieu of any fractional shares. The Committee shall have the authority, in its discretion, to determine that the obligation of the Bank shall be paid in cash, or part in cash and part in shares except that the Committee shall not pay to any Director or Key Employee subject to Section 16(b) of the Exchange Act any portion of the Bank's obligation in cash (including cash in lieu of a fractional share) unless such stock appreciation rights are exercised during the period beginning an the third and ending on the twelfth business day following the date of release for publication of the Bank's quarterly or annual summary statements of income. For the purposes of this Section 5(F), fair market value shall be determined as set forth in
Section 5(J) herein.

                           G.       No stock option or stock appreciation right
shall be transferable by a Director or Key Employee other than by will, or if a Director or Key Employee dies intestate,

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by the laws of descent and distribution of the state of domicile of the Director or Key Employee at the time of death, and each stock option or stock appreciation right shall be exercisable during the lifetime of a Director or Key Employee only by the Director or Key Employee.

                           H.       Except as otherwise provided in the
following sentence, if the employment of a Key Employee is voluntarily terminated with the consent of the Bank or a Subsidiary or a Key Employee retires under any retirement plan of the Bank or a Subsidiary, any then outstanding incentive stock option held by such Key Employee shall be exercisable (to the extent exercisable on the date of termination of employment) by such Key Employee at any time prior to the stock option expiration date or within three months after the date of termination of employment, whichever is the shorter period. If the employment of a Key Employee who is disabled within the meaning of Section 422A(c)(7) of the Code ("Disabled Optionee") is voluntarily terminated with the consent of the Bank or a Subsidiary, any outstanding incentive stock option held by such Disabled Optionee shall be exercisable by such Disabled optionee (to the extent exercisable) on the date of termination of employment) at any time prior to the stock option expiration date or within one year after the date of termination of employment, whichever is the shorter period. Whether termination of employment is a voluntary termination with consent and whether a Key Employee is disabled within the meaning of
Section 422A(c) (7) of the Code shall be determined in each case by the Committee and any such determination by the Committee shall be final and binding.

                           If the employment of a Key Employee, or the service
of a Director, is voluntarily terminated with the consent of the Bank or a Subsidiary, or such Key Employee retires under any retirement plan of the Bank or a Subsidiary, any then outstanding nonstatutory stock option held by such Key Employee or Director shall be exercisable (to the extent exercisable on the date of termination of employment) by such Key Employee or Director at any time prior to the stock option expiration date or within one year after the date of termination of employment, whichever is the shorter period.

                           If the employment of a Key Employee, or the service
of a Director, holding stock appreciation rights granted without a related stock option is voluntarily terminated with the consent of the Bank or a Subsidiary, or such Key Employee retires under any retirement plan of the Bank or a Subsidiary, any such then outstanding stock appreciation rights held by such Key Employee or Director shall be exercisable (to the extent exercisable on the date of termination of employment) by such Key Employee or Director at any time prior to the expiration date of the stock appreciation rights or within one year after the date of termination of employment, whichever is the shorter period.

                           Following the death of a Director or Key Employee,
any outstanding stock option or stock appreciation rights granted without a related stock option held by such Director or Key Employee at the time of death shall be exercisable in full (whether or not so exercisable on the date of the death of the Director or Key Employee, but subject to such other restrictions on the exercise of incentive stock options as are set forth in Section 5(C) herein) by the person or persons entitled to do so under the will of the Director or Key Employee, or, if the Director

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or Key Employee shall fail to make testamentary disposition of such stock option or stock appreciation rights or shall die intestate, by the legal representative of the Director or Key Employee, in either case at any time prior to the expiration date of such stock option or stock appreciation rights or within one year after the date of death, whichever is the shorter period.

                           If the employment of a Key Employee or the service
of a Director who is an optionee or holds stock appreciation rights granted without a related stock option terminates for any reason other than as set forth in this Section 5(H), the rights of such Director or Key Employee under any then outstanding stock option or stock appreciation rights granted without a related stock option shall terminate at the time of such termination of employment.

                           I.       Each stock option shall be confirmed by a
stock option agreement which shall be executed by the Chairman of the Board or the President on behalf of the Bank and by the person to whom such stock option is granted. Stock appreciation rights which are granted without a related stock option shall be confirmed by a stock appreciation rights agreement which shall be executed by the Chairman of the Board or the President on behalf of the Bank and by the person to whom such stock appreciation rights are granted.

                           J.       So long as the Common Stock is not listed
on a national or regional securities exchange or quoted in the interdealer quotation system maintained by the National Association of Securities Dealers, Inc., the Committee shall in good faith determine the fair market value of the Common Stock on or as of the date on which fair market value is to be determined. At such time as the Common Stock shall be listed on a national or regional securities exchange or quoted in the inter-dealer quotation system maintained by the National Association of Securities Dealers, Inc., the Committee shall adopt such rules for determining fair market value of the Common Stock, which shall employ such generally accepted criteria of value and make reference to such generally available and reliable publications as the Committee in its discretion may determine to be appropriate.

                  Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option or stock appreciation rights granted under the Plan shall be subject to such other terms and conditions as the Committee shall deem advisable on the date of grant.


                                    SECTION 6
                      Adjustment and Substitution of Shares

                  If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock option or stock appreciation rights granted without a related stock option and the number of shares which may be issued or delivered under the Plan but are not then subject to an outstanding stock option or stock appreciation rights granted without a related stock option shall be adjusted by adding thereto the number of shares which would have been

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distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

                  If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Bank or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option or stock appreciation rights granted without a related stock option and for each share of the Common Stock which may be issued or delivered under the Plan but are not then subject to an outstanding stock option or stock appreciation rights granted without a related stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

                  In case of any adjustment or substitution as provided for in this Section 6(i) the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares and (ii) the aggregate base price for all shares subject to outstanding stock appreciation rights granted without a related stock option shall be the base price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price or base price per share shall be carried to at least 3 decimal places with the last decimal place rounded upwards to the nearest whole number.

                  No adjustment or substitution provided for in this Section 6 shall require the Bank to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

                  All references in this Plan to shares shall, where the context so requires, be deemed to be references to such shares as adjusted pursuant to this Section 6. If any such adjustment to the number of shares subject to the grant of stock options requires the approval of stockholders in order to enable the Bank to issue incentive stock options then no such adjustment shall be made without the approval of the stockholders. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any adjustment or substitution is to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 425 of the Code, the Board of Directors may elect not to make such adjustment or substitution but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Board of Directors in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of section 425 of the Code) of such stock option.


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                                    SECTION 7
           Effect of the Plan on the Rights of Directors or Employees

                  Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Director or employee any right to be granted a stock option and/or stock appreciation rights under the Plan and nothing in the Plan, in any stock option or in any stock appreciation rights granted under the Plan, or in any stock option agreement or any stock appreciation rights agreement shall confer any right to any Director or employee to continue as a Director of the Bank or any Subsidiary or to continue in the employ of the Bank or any Subsidiary or interfere in any way with the rights of the Bank or any Subsidiary to terminate the employment of any employee at any time.


                                    SECTION 8
                                    Amendment

                  The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided always that no such revocation or termination shall terminate any outstanding stock option and/or stock appreciation rights theretofore granted under the Plan; and provided further that no such alteration or amendment of the Plan shall, without prior shareholder approval, (a) increase the total number of shares which may be issued or delivered under the Plan, (b) make any changes in the class of eligible Directors or employees or (c) extend the periods set forth in the Plan during which stock options and/or stock appreciation rights may be granted. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option and/or stock appreciation rights theretofore granted under the Plan, adversely affect the rights of such holder with respect to such stock option or stock appreciation rights.


                                    SECTION 9
                       Effective Date and Duration of Plan

                  The date of adoption of the Plan shall be December 30, 1988 provided that the Plan is ratified and approved by the affirmative vote of the holders of at least a majority of the outstanding shares of voting stock of the Bank at a meeting of such holders duly called, convened and held on or prior to December 30, 1989. No stock option or stock appreciation rights granted under the Plan may be exercised until after such ratification and approval. No stock option or stock appreciation rights may be granted under the Plan subsequent to December 30, 1998.


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